May 6, 2014

EXHIBIT 99.1

DARLING INTERNATIONAL INC. Changes Name to DARLING INGREDIENTS INC.
And Announces First Quarter 2014 Earnings Conference Call and Webcast

May 6, 2014 – IRVING, Texas –Effective today, Darling International Inc. (NYSE: DAR), a global leader in converting edible and inedible bio-nutrient streams into a wide range of ingredients and specialty products for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy and fertilizer industries, has changed its corporate name to Darling Ingredients Inc. The Company’s trading symbol (DAR) will not change as a result of this corporate name change.

“We are excited to announce our corporate name change, reflecting the pivotal transformation of the Darling brand. Our new name, Darling Ingredients Inc., better reflects our global presence and focus on creating sustainable food, feed and fuel ingredients for a growing population,” said Randall Stuewe, Chairman and Chief Executive Officer.

The Company also announced it will hold a conference call and webcast on Friday, May 9, 2014 to discuss the Company’s first quarter 2014 financial results. The teleconference will begin at 8:30 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. Colin Stevenson, CFO. The related press release will be issued after the market closes on May 8, 2014.

Due to historically high call volume, the company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10045458

Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on May 9, 2014.

Participants who do not wish to pre-register for the call may dial in using 412-902-6510 (international callers) or 877-270-2148 (U.S. callers), and ask for the “Darling International” call. A replay will be available two hours after completion of the call through May 18, 2014. To access the replay, please dial 877-344-7529 (U.S. callers) and 412-317-0088 (international callers) and reference passcode 10045458. The live webcast and archived replay also can be accessed on the Company’s web site at http://ir.darlinigii.com.
ABOUT DARLING
Darling Ingredients Inc. is the world’s largest publicly-traded developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty products for customers in the food, pet food, pharmaceutical, feed, technical, fuel, bioenergy, and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into broadly used and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients.  In addition, the Company provides grease trap services to food service establishments, environmental services to food processors and sells restaurant cooking oil delivery and collection equipment. For additional information, visit the Company's website at http://ir.darlingii.com.

{This media release contains forward-looking statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “may,” “will,” “begin,” “look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “potential,” “estimate,” “continue,” “momentum” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the Company’s ability to successfully integrate and operate Rothsay and Darling Ingredients International, disturbances in world financial, credit, commodities, stock markets

May 6, 2014

News Release May 6, 2014 Page 2

and climatic conditions; unanticipated changes in national and international regulations affecting the Company’s products; a decline in consumer confidence and discretionary spending; the general performance of the U.S. and global economies; global demands for biofuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available raw materials and selling prices for the Company’s products; risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients Inc. and Valero Energy Corporation, including possible unanticipated operating disruptions; risks relating to possible third party claims of intellectual property infringement; continued or escalated conflict in the Middle East; and the Company’s relatively high level of indebtedness, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc.is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:

Melissa Gaither, Director of Investor Relations	251 O'Connor Ridge Blvd., Suite 300 Irving, TX 75038 Phone: 972-717-0300